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                                                                    EXHIBIT 10.2

                      JAFRA COSMETICS INTERNATIONAL, INC.
                       SPECIAL SUPPLEMENTAL SAVINGS PLAN
                      FOR NON-UNITED-STATES-SOURCE INCOME


1.  Purpose.  The Jafra Cosmetics International, Inc. Special Supplemental
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    Savings Plan for Non-US Source Income (the "Plan") has been adopted by Jafra
    Cosmetics International, Inc. (the "Company") to provide additional benefits to certain employees of the Company, and those of its affiliates selected by the Committee to be participating employers hereunder (the "Participating Affiliates"), whose benefits under the Jafra Cosmetics International 401(k) Savings Plan (the "Savings Plan") and the Jafra Supplemental Savings Plan (the "Supplemental Plan") have been limited by provisions within the Savings Plan and the Supplemental Plan that exclude from the definition of Compensation all income paid by the Company that is not subject to taxation under the Internal Revenue Code of 1986, as amended (the "Code"). Income from the Company that is not taxable under the Code shall be referred to as "Non-US-Source Income" and the combination of Non-US-Source Income and Compensation shall be referred to as "Annual Income". The Plan is intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Sections 201(2), 301(a) and 401(a)(1) of ERISA.

2.  Eligible Employees.  Employees eligible to participate in this Plan for any
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    calendar year shall be those employees of the Company and Participating
    Subsidiaries who are eligible to participate in the Savings Plan and the Supplemental Plan, and who are determined by the "Committee", as that term is defined below, to be management or highly compensated employees for such year and who have Non-US-Source Income that has not been included in Compensation and whose contributions or Compensation taken into account under the Savings Plan and the Supplemental Plan are limited for such year by the Code, based on actual participation in the Savings Plan and the Supplemental Plan ("Participants"). The Committee may establish guidelines to determine which employees are eligible to participate in the Plan, or may make individual eligibility determinations or both, as it shall decide in its sole discretion.

    Participants. Participants are Eligible Employees who elect to participate
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    in the Plan, at such time and in such manner as may be prescribed by the
    Committee, by executing and delivering to the Company a participation and salary deferral agreement, in such form and at such time as prescribed by the Committee. Participation in the Plan may be discontinued only as permitted by the Committee. Any individual who has previously participated in the Plan shall be considered a Participant for the purposes of the Plan, other than Section (4)(a) and (b) below, until final distribution is made of amounts credited to the individual's accounts under the Plan.

3.  Deferrals and Additional Credits.
    --------------------------------

    (a)  Election to Defer.  A Participant may elect to defer hereunder any
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portion of the Total Income from the Company which the Participant would contribute to the Savings Plan and the Supplemental Plan for a calendar year, but which cannot be contributed as a direct or indirect result of the application of the limitations set forth in the Savings Plan or the Supplemental Plan. The amount a Participant has elected to defer hereunder (the "Participant's Deferral") will be recorded in an account, entitled the "Special Supplemental Savings Account," maintained for each Participant on the books of the Company, and shall be subject to all the terms and conditions set forth below. A Participant shall always have a fully vested right in amounts credited to the Special Supplemental Savings Account maintained for such Participant.

         A deferral election shall apply to amounts which would constitute either "tax-deferred" or "after-tax", as described in the Savings Plan. However, all amounts contributed hereunder shall, to the extent consistent with applicable Federal and state tax laws, rulings and regulations as in effect from time to time, be treated by the Company as not includable in the Participant's income for Federal income tax purposes.
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    (b)  Company Matching Contribution.  The Committee shall determine the
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amount of the Company Matching Contribution that would have been made to the
Savings Plan and the Supplemental Plan in respect of any Participant Deferral, and shall be recorded by the Company in an account on its books, entitled the "Special Supplemental Company Contribution Account," maintained for such Participant. So long as the Participant remains in employment with the Company on such date, amounts credited to the Participant's Special Supplemental Company Contribution Account shall become one hundred percent (100%) vested at the time the Participant has completed two years of service with the Company. Notwithstanding the foregoing, so long as the Participant is employed by the Company on the date of his death or on the date he becomes physically or mentally disabled such that he can no longer continue in the service of his employer, as determined by the Committee on the basis of a written certificate of a physician acceptable to it, his vested interest in his Special Supplemental Company Contribution Account shall be one hundred percent (100%).
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    (c)  Income, Gains and Losses.
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         (i) Subject as provided in clause (ii) below, amounts recorded in a
Participant's Special Supplemental Savings Account and Special Supplemental Company Contribution Account (collectively, "the Participant's Investment Account") shall be credited with income, gains and losses as follows:

         (A) The Company may, but is not required to, establish a trust (the "Trust"), with an independent trustee (the "Trustee"), for the purpose of segregating and investing amounts deferred hereunder, provided that any such Trust shall be structured so that the assets of the Trust are treated as assets of the Company for Federal income tax purposes. If a Trust is created, the Trustee shall invest Trust assets in accordance with the Participant elections as described below.

         (B) The Committee shall make one or more investment choices (the "Investment Choices") available to Participants from time to time. The Investment Choices shall reflect actual investments available to the Trustee, if applicable, or otherwise be available to the public for investment of like amounts.

         (C) Participants shall be given the opportunity to have their Investment Accounts treated as if invested in one or more of these Investment Choices. The Committee will then increase or decrease the Participant's Investment Account based on the actual income, gains and losses reported with respect to the Investment Choice or Choices a Participant has made (determined without regard to applicable Federal, state or local income taxes).

         (ii) In the alternative, the Committee may adopt guidelines adding to the provisions of clause (i) set forth above, and providing an alternate method for determining the value of part or all of a Participant's Investment Accounts provided. The Committee shall give Participants written notice of any such alternate investments and shall make any guidelines available to Participants upon request.

5.  Payments from Accounts.
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    (a)  Payment Generally.  Except as otherwise provided in this Section, no
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amounts shall be payable under the Plan to any Participant while he is employed by the Company or any Participating Affiliate. While employed, a Participant may request a payment of amounts credited to the Special Supplemental Savings Account maintained for such Participant on the basis of an immediate and heavy financial hardship for which no other resources are available to the Participant and following the Participant's withdrawal of all amounts then available for withdrawal from the Savings Plan and the Supplemental Plan. Such request shall be subject to the approval of the Committee or its delegate. A hardship distribution shall be debited against the Participants accounts in such manner as is prescribed by the Committee. Unless an election is made in accordance with Section 5 (b) below or unless Section 5(c) below applies, all vested amounts credited to a Participant's accounts under the Plan shall be paid within 30 days following termination of the Participant's employment. The value of such accounts shall be determined, with respect to each Investment Choice, the most recent valuation date on or prior to the date the Participant's employment terminates.

    (b)  Installments.  Notwithstanding Section 5(a) above, a Participant may
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elect to receive payment of his accounts under the Plan in the form of annual installments of from two to ten years commencing in the calendar year following
the year of   the Participant's termination of employment with the Company and all Participating Subsidiaries, provided (i) the Participant's termination of employment is on account of retirement or total or permanent disability (such terms having the same meanings as used under the Savings Plan), (ii) the value of the Participant's vested account balance under the Plan as of the close of the date of termination is at least $25,000, and (iii) the Participant's installment payment election is made at least twelve months prior to the date of such termination. The amount of each installment shall be determined by multiplying (i) the aggregate value of the Participant's accounts as of the day of the installment, determined in a manner consistent with Section 5(a) above, by (ii) a fraction the numerator of which is 1 and the denominator of which is the number of installments remaining to be paid, inclusive of the installment being valued. Pending final distribution, the remaining balance
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in the Participant's accounts shall continue to be credited or debited with amounts as described in Section 4(c) above.

    (c)  Special Rule:  Plan Termination. Upon the termination of this Plan or
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the Savings Plan, all unvesteD accounts under this Plan shall vest and all accounts shall be paid to Participants as provided under Section 5(a) as if the date of Plan termination constituted the date of termination of employment.

    (d)  Reference to Savings Plan.  All determinations of value of the
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Participant's accounts under the Plan, and not disposed of under Section 4(c)
above, shall be made in accordance with the relevant provisions of the Savings Plan.

    (e)  Tax Withholding.  All payments under the Plan shall be subject to any
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required withholding of Federal, state and local taxes.

6.  Source of Payments.  All amounts payable under the Plan shall be paid by the
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    Company and Participating Subsidiaries from general assets. Notwithstanding the maintenance of records on its books as described in Section 4 above, no Participant shall have any right or interest in any assets of the Company or any Participating Affiliate other than as an unsecured general creditor, and no separate fund shall be established in which any Participant has any right or interest. The foregoing shall not prevent the Company or any Participating Affiliate from establishing the Trust, or any other fund from which to satisfy its payment obligations under the Plan.

7.  Plan Amendment and Termination.  The Plan may be amended or terminated by
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    the Company at any time and in any manner, provided that no amendment or termination shall adversely affect the rights and benefits of Participants with respect to Compensation deferred or deducted pursuant to the Plan prior to such action.

8.  No Right of Employment.  The adoption and operation of this Plan shall not
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    create in any Participant a right of continued employment with the Company or any Participating Affiliate.

9.  Administration.  The Plan shall be administered by the Savings Plan
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    Committee appointed by the Board of Directors of the Company (the
    "Committee"), which shall have the discretionary power and authority to construe and interpret the provisions of the Plan, to determine the eligibility of employees to participate in the Plan and the amount and timing of payment of any benefits due under the Plan, and to determine all other matters in carrying out the intended purposes of the Plan. In administering this Plan, including but not limited to considering appeals from the denial of claims for benefits and issuing decisions thereon, rules and procedures substantially similar to those set forth in the Savings Plan shall govern.

10. No Assignment of Interest.  The interest of any Participant under the Plan
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    may not be assigned, alienated, encumbered or otherwise transferred, and shall not be subject to attachment, garnishment, execution or levy; and any attempted assignment, alienation, encumbrance, transfer, attachment, garnishment, execution or levy shall be void and of no force or effect.

11. Securities Law Savings Provision.  Nothing contained in this Plan or in the
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    administration or operation thereof shall be interpreted or effectuated that would cause interests in the Plan to be treated as "derivative securities" under the Exchange Act and the rules and regulations promulgated thereunder.

12. Construction of Terms.  Except as expressly provided in this Plan to the
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    contrary, capitalized terms referenced, but not separately defined herein shall have the same meanings as are applied to such terms in the Savings Plan the Supplemental Plan as in effect from time to time.
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                                  JAFRA COSMETICS INTERNATIONAL, INC.


Date:  January 20, 1999           By:  /S/ Ralph S. Mason, III
                                     -------------------------------------
                                       Ralph S. Mason, III
                                       Vice Chairman and General Counsel